Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-236155 and 333-257181 on Form S-8, and Registration Statement No. 333-259415 on Form S-3 of our report dated March 7, 2022 relating to the financial statements of Battalion Oil Corporation (the “Company”) in this Annual Report on Form 10-K of Battalion Oil Corporation for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 7, 2022